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                                                                    EXHIBIT 3.5


                             AMENDED AND RESTATED BY-LAWS
                                          OF
                             SA TELECOMMUNICATIONS, INC.



                               ARTICLE I - STOCKHOLDERS

SECTION 1. ANNUAL MEETING

    An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

SECTION 2. SPECIAL MEETINGS

    Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix.

SECTION 3. NOTICE OF MEETINGS

    Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

    When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4. QUORUM

    At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.


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    If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

    If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

SECTION 5. ORGANIZATION

    Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6. CONDUCT OF BUSINESS

    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

SECTION 7. PROXIES AND VOTING

    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

    Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

    All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

    All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.


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SECTION 8. STOCK LIST

    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

    The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held By each of them.

                           ARTICLE II - BOARD OF DIRECTORS

SECTION 1. NUMBER AND TERM OF OFFICE

    The number of directors who shall constitute the whole board shall be such number not less than five nor more than twenty as the Board of Directors shall at the time have designated. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorship at the time any such resolution is presented to the Board for adoption). Effective immediately upon the filing of a Certificate of Amendment to the Certificate of Incorporation effecting same, the directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1996 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1997 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1998 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

    Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.


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SECTION 2. VACANCIES

    If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

SECTION 3. REGULAR MEETINGS

    Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 4. SPECIAL MEETINGS

    Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5. QUORUM

    At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail-to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 6. PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE

    Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 7. CONDUCT OF BUSINESS

    At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by


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the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8. POWERS

    The board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

    (1)  To declare dividends from time to time in accordance with law;

    (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

    (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

    (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

    (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinated officers and agents;

    (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

    (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

    (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.


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                               ARTICLE III - COMMITTEES

SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director of directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

SECTION 2. CONDUCT OF BUSINESS

    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                ARTICLE IV - OFFICERS

SECTION 1. GENERALLY

    The officers of the corporation shall consist of a Chairman of the Board, President, one or more Vice-Presidents, a Secretary, a Treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The Chief Executive Officer shall be a member of the Board of Directors. Any number of offices may be held by the same person.


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SECTION 2. CHAIRMAN OF THE BOARD

    The Chairman of the Board, shall preside at all meetings of the stockholders of the corporation and the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer of the Corporation shall have the powers and duties of supervision and management of the business and affairs of the corporation relating to, among other things, market relations, telecommunications acquisitions, corporate finance and Russian ventures and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors unless a Chairman of the Board has been elected, in which event the Chief Executive Officer shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

SECTION 4. PRESIDENT

    The President shall be the chief operating officer of the corporation. Subject to the provisions of these by-laws and to the direction of the Chief Executive Officer and the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him by the Board of Directors. Except with respect to the Chief Executive Officer, the President shall have general supervision and direction of all of the other officers and agents of the corporation. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

SECTION 5. VICE-PRESIDENT

    Each Vice-President shall perform such duties as the Board of Directors or the President shall prescribe. In the absence or disability of the President, the Vice-President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.


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SECTION 6. TREASURER

    The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

SECTION 7. SECRETARY

    The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

SECTION 8. DELEGATION OF AUTHORITY

    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 9. REMOVAL

    Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

    Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                       ARTICLE V - RIGHT OF INDEMNIFICATION OF
                            DIRECTORS, OFFICERS AND OTHERS

SECTION 1. RIGHT TO INDEMNIFICATION

    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation


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or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification right than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT

    If a claim under Section 1 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expense incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.



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SECTION 3. NON-EXCLUSIVITY OF RIGHTS

    The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE

    The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether.or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VI- STOCK

SECTION 1. CERTIFICATES OF STOCK

    Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

SECTION 2. TRANSFERS OF STOCK

    Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 3. RECORD DATE

    The Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.


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SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES

    In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning

SECTION 5. TIME PERIODS

    In applying any provision of these by-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                               ARTICLE IX - AMENDMENTS

    These by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.


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